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                                                                  Exhibit 23.6


                 CONSENT OF PERSON NAMED TO BECOME A DIRECTOR


     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person to become a director of SLH Corporation, a Kansas corporation (the "Company"), in each of the Prospectus constituting a part of the Company's Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus constituting a part of the Company's Registration Statement on Form S-4, each of which has been filed with the Securities and Exchange Commission pursuant to the Act.

     Dated: June 3, 1998.


                                       /s/ Mark A. Agee
                                       ---------------------------------------
                                       Mark A. Agee